CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 41 to Registration
Statement No.
2-69653 of Centennial Tax Exempt Trust on Form N-1A of our report dated August 13,
2004, appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the reference to us under the headings "Independent
Auditors" in the Statement of Additional Information and "Financial Highlights" in
the Prospectus, which is
also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
August 23, 2004